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                                                                     EXHIBIT 5.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders,
Infotopia, Inc.
218 Tearall
Raynham, Massachusetts 02767

Ladies and Gentlemen:

     We consent to the incorporation by reference in the prospectus of the Registration Statement on Form S-8 being filed by Infotopia, Inc. (the "Company") of our report, dated April 20, 2000, appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 (the "Form 10-KSB") on our audits of the financial statements of the Company as of December 31, 1999, also appearing in the Form 10-KSB.

                                          Randy Simpson, CPA, P.C.

                                          By: /s/ RANDY SIMPSON
                                            ------------------------------------
                                            Randy Simpson

June 4, 2001